SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 28, 2007

Gateway Financial Holdings, Inc.

North Carolina	000-33223	56-2264354
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1580 Laskin Road, Virginia Beach, Virginia	23451
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number:  (757) 422-4055
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.02:  Other Events

J. Frank Horne, Senior Executive Vice President of Gateway Bank & Trust Co., the wholly owned bank subsidiary of Gateway Financial Holdings, Inc., has been named Chief Credit Officer of the Bank.  Mr. Horne previously served as the Bank’s Chief Risk Officer and has been an integral part of the Bank’s Credit Administration team for the past five years.  Mr. Horne has over 20 years of credit administration and commercial lending experience.  Mr. Horne replaces J. Daniel Fisher who left the employment of the Bank.  The Bank’s Credit Administration team includes three experienced credit administrators.  Senior Vice President Phil McEachern is responsible for North Carolina and has over 30 years experience in credit administration and commercial lending.  Senior Vice President Larry Ashworth is responsible for the Richmond/Charlottesville market and has over 35 years experience in credit administration and commercial lending.  Steve Layden, the Southern Virginia Market President, also has credit administration responsibility for the Southern Virginia market.  Mr. Layden has over 30 years experience in credit administration and commercial lending in the Hampton Roads market.

Gateway Bank & Trust Co. is a regional community bank with a total of thirty-two full-service financial centers -- nineteen in Virginia: Virginia Beach (7), Richmond (6), Chesapeake (3), Suffolk, Norfolk and Emporia; and thirteen in North Carolina: Elizabeth City (3), Edenton, Kitty Hawk (2), Raleigh (2), Moyock, Nags Head, Plymouth, Roper, and Wilmington, in addition to a private banking center in Raleigh.  The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary, brokerage services through its Gateway Investment Services, Inc. subsidiary, title insurance through its Gateway Title Company, Inc. subsidiary, and mortgage banking services through its Gateway Bank Mortgage, Inc. subsidiary. Visit the Bank’s web site at www.gatewaybankandtrust.com.

The Common Stock of the Gateway Financial Holdings is traded on the Nasdaq Global Market under the symbol GBTS.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Gateway Financial Holdings, Inc.

By: /s/ Theodore L. Salter
                                                                                                      Theodore L. Salter
                                                                                                      Senior Executive Vice President
                                                                             and Chief Financial Officer

Date:     November 28, 2007